                                                                     Exhibit 4.3





UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE CUSTODIAN MAY MAKE SUCH NOTATIONS HEREON AS M AY BE REQUIRED PURSUANT TO SECTION 2.9 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 4.1 OF THE SUPPLEMENTAL INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.



                         Citizens Communications Company

8.50%                                                             NOTE DUE 2006


No. SN01-__


ORIGINAL ISSUE DATE: May 23, 2001

$______________                                                CUSIP: 17453B AA9

         Citizens Communications Company, a corporation duly organized and existing under the laws of the State of Delaware (the "ISSUER"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $_______________ [________ HUNDRED MILLION DOLLARS] on May 15, 2006, at the corporate trust office of The Chase Manhattan Bank, 450 West 33rd Street, New York, New York 10011, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay semi-annually in arrears on May 15 and November 15 of each year (each, an "INTEREST PAYMENT DATE"), commencing November 15, 2001, and at maturity (or on any redemption or repayment date) the amount of interest on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title of this Note, from May 23, 2001 or from the most recent Interest Payment Date to which interest has been paid or duly provided for until said principal sum has been paid or duly provided for. Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

         The interest payable on any Interest Payment Date which is punctually paid or duly provided for on such Interest Payment Date will be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on May 1 or November 1 (in each case, whether or not a Business Day), as the case may be (each, a "REGULAR RECORD DATE"), immediately preceding such Interest Payment Date. Interest payable on this Note which is not punctually paid or duly provided for on any Interest Payment Date therefor shall forthwith cease to be payable to the Person in whose name this Note is registered at the close of business on the Regular Record Date immediately preceding such Interest Payment Date, and such interest may either (i) be paid to the Person in whose name this Note is registered at the close of business on a special record date to be established for such payment by the Trustee or (ii) be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, all as more fully provided in the Indenture referred to on the reverse hereof.

         Payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date) will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine. At the option of the Issuer, interest on the Notes may be paid by (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register of holders of the Notes or (ii) at the expense of the Issuer, by wire transfer to an account maintained by the Person entitled thereto as specified in writing to The Chase Manhattan Bank, as trustee (the "TRUSTEE"), by such Person by the applicable record date of the Notes

         Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

         IN WITNESS WHEREOF, CITIZENS COMMUNICATIONS COMPANY has caused this instrument to be signed by its duly authorized officers

Dated:   May ___, 2001


                                            CITIZENS COMMUNICATIONS COMPANY

                                            By:
                                                -------------------------------
                                                Title:


                                                             (SEAL)

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the debt securities of the series designated herein referred to in the within-mentioned Indenture.

Dated: May ___, 2001




                                                     THE CHASE MANHATTAN BANK,
                                                     as Trustee



                                                     By:
                                                        -----------------------
                                                     Authorized Officer

                                [REVERSE OF NOTE]


            NOTE DUE

         1. INDENTURE. (a) This Note is one of a duly authorized issue of senior debt securities of the Issuer (hereinafter called the "NOTES") of a series designated as the 8.50% Notes Due 2006 of the Issuer, initially in an aggregate principal amount to $_____________, all issued or to be issued under and pursuant to the Indenture, dated as of May 23, 2001, as supplemented by the First Supplemental Indenture, dated as of May 23, 2001 (as so amended and supplemented, the "INDENTURE"), between the Issuer and The Chase Manhattan Bank (the "TRUSTEE", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Issuer, the Trustee and the holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed The Chase Manhattan bank at its principal corporate trust office in The City of New York as the paying agent (the "PAYING AGENT", which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

         (b) Other debentures, notes, bonds or other evidences of indebtedness (together with the Notes, hereinafter called the "SECURITIES") may be issued under the Indenture in one or more series, which different series may vary from the Notes and each other, as in the Indenture provided.

         (c) All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

         2. AMENDMENTS AND WAIVERS. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the holders of the Securities of each series to be affected under the Indenture at any time by the Issuer and the Trustee with the consent of the holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the holder of all Securities of such series, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         3. OBLIGATION TO PAY PRINCIPAL, PREMIUM, IF ANY, AND INTEREST. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer or any other obligor on the Notes, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note in the manner, at the respective times, at the rate, at the place and in the coin or currency herein prescribed.

         4. REDEMPTION. This Note may be redeemed, in whole or in part, at the option of the Issuer at any time, upon mailing a notice of such redemption not less than 30 days and not more than 60 days before the date of redemption to the holder of this Note as provided for in the Indenture, at a redemption price equal to the greater of (a) 100% of the principal amount of this Note to be redeemed then outstanding or (b) as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest on the Note to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 50 basis points, in either of the above cases, plus accrued and unpaid interest to the date of redemption on the Note to be redeemed. For purposes of the foregoing provisions, the following terms, as used herein have the following meanings:

         "ADJUSTED TREASURY RATE" means, with respect to any redemption date:
(i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (as defined below) (if no maturity is within three months before or after the Remaining Life (as defined below), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as defined below) for such redemption date. The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

         "COMPARABLE TREASURY ISSUE" means the United States Treasury security selected by an Independent Investment Banker (as defined below) as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such securities ("REMAINING LIFE").

         "COMPARABLE TREASURY PRICE" means (1) the average of five Reference Treasury Dealer Quotations (as defined below) for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

         "INDEPENDENT INVESTMENT BANKER" means one of the Reference Treasury Dealers appointed by the Issuer.

         "REFERENCE TREASURY DEALER" means: each of Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, Banc One Capital Markets, Inc., J.P. Morgan Securities Inc., First Union Securities, Inc., Fleet Securities, Inc. and TD Securities (USA) Inc. and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "PRIMARY TREASURY DEALER"), the Issuer shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Issuer.

         "REFERENCE TREASURY DEALER QUOTATIONS" means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

         5. CERTAIN COVENANTS. The Indenture restricts the ability of the Issuer and its Subsidiaries to incur certain liens, enter into certain sale and leaseback transactions or merge or consolidate with another company or sell, lease or convey all or substantially all of the Issuer's assets. These covenants are subject to the covenant defeasance procedures outlined in the Indenture.

         6. EFFECT OF EVENT OF DEFAULT. If an Event of Default shall have occurred and be continuing under the Indenture, the principal hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

         7. DEFEASANCE. The Indenture contains provisions for defeasance and covenant defeasance at any time of the indebtedness on this Note upon compliance by the Issuer with certain conditions set forth therein.

         8. DENOMINATIONS; EXCHANGES. (a) The Notes are issuable in registered form without coupons in denominations of $1,000 and any multiple of $1,000 at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denomination.

         9. HOLDER AS OWNER. Prior to the due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and, subject to the provisions on the face hereof, interest hereon, and for all other purposes, and none of the Issuer or the Trustee or any agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

         10. NO LIABILITY OF CERTAIN PERSONS. No recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any past, present or future incorporator, shareholder, officer or director, as such, of the Issuer or of any successor, either directly or through the Issuer, or any successor corporation, under any constitution, statute or rule of law or by the enforcement of any assessment or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

         11. LOST,THEFT OR DESTRUCTION. In case any Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and such Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as maybe required in the premises) shall be delivered to the Trustee, a new Note or like tenor will be issued by the Issuer in exchange for the Note so mutilated or defaced, or in lieu of the Note so destroyed or lost or stolen, but, in case of any destroyed or lost or stolen Note, only upon receipt of evidence satisfactory to the Trustee and the Issuer that such Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be born by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

         12. GOVERNING LAW. This Note shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law provisions thereof.

                                 ASSIGNMENT FORM

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto:

PLEASE INSERT SOCIAL SECURITY NUMBER OR TAXPAYER
IDENTIFICATION NUMBER OF ASSIGNEE

--------------------------------------------

--------------------------------------------

--------------------------------------------

PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE,
OF ASSIGNEE
--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

the within Note of Citizens Communications Company and all rights thereunder and hereby irrevocably constitutes and appoints such person attorney to transfer such Note on the books of Citizens Communication Company, with full power of substitution in the premises.

Dated:


--------------------------------------------------------------
  Signature

              NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. THE SIGNATURE SHOULD BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY, A MEMBER ORGANIZATION OF A NATIONAL STOCK EXCHANGE OR BY SUCH OTHER ENTITY WHOSE SIGNATURE IS ON FILE WITH AND ACCEPTABLE TO THE TRANSFER AGENT.

  Tax Identification No.:

Signature Guarantee:

---------------------------------------